As filed with the Securities and Exchange Commission on June 17, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
STONE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	72-1235413
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410
(Address of principal executive offices, including zip code)
Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan
(Full title of the plan)
Andrew L. Gates, III
Senior Vice President, General Counsel
and Secretary
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(Name, address, including zip code, and telephone number, including area code, of agent for service)
copy to:
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York 10103
(212) 237-0000
(212) 237-0100 (fax)
Attn: Alan P. Baden
Shelley A. Barber
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to	offering price	aggregate	Amount of
to be registered	be registered	per share (2)	offering price (2)	registration fee
Common Stock, $0.01 par value per share to be issued under the 2009 Amended and Restated Stock Incentive Plan	2,800,000 shares (1)	$28.80	$80,640,000	$9,363

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) that become issuable under the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices per share of Common Stock reported on the New York Stock Exchange composite tape on June 13, 2011.

EXPLANATORY NOTE
     This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 2,800,000 additional shares of Common Stock of Stone Energy Corporation (the “Company” or the “Registrant”) that may be issued under the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, as amended from time to time (the “Plan”). The contents of the Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) in Files No. 333-160424, 333-107440, 333-64448, 333-67332, and 333-87849 are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:
     (a) The Company’s Annual Report on Form 10-K, filed with the Commission on March 3, 2011, for the fiscal year ended December 31, 2010.
     (b) The Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 6, 2011 for the quarter ended March 31, 2011.
     (c) The Company’s Current Reports on Form 8-K, filed with the Commission on February 11, 2011 (Item 5.02), February 18, 2011 (Item 5.02), April 27, 2011 (Items 1.01 and 2.03), and May 23, 2011 (Items 1.01, 5.02 and 5.07).
     (d) All other reports filed by the Company with the Commission since December 31, 2010, pursuant to Section 13(a) or 15(d) of the Exchange Act.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit
Number	Description
4.1	Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement, Schedule 14A (File No. 001-12074) filed on April 8, 2009).

4.2	First amendment to Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement, Schedule 14A (File No. 001-12074) filed on March 30, 2011).

Exhibit
Number	Description
4.3	Indenture between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as trustee, dated December 15, 2004 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2004.)

4.4	First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank dated December 10, 2001 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 27, 2008 (File No. 001-12074)).

4.5	First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as trustee, dated December 15, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated August 27, 2008 (File No. 001-12074)).

4.6	Second Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.7	Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.8	First Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the shares being registered.

15.1*	Letter from Ernst & Young LLP dated June 17, 2011, regarding unaudited financial information.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included in the signature pages hereto).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on the 17th day of June, 2011.

STONE ENERGY CORPORATION
By:	/s/ Andrew L. Gates, III
Andrew L. Gates, III
Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Andrew L. Gates, III as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ David H. Welch David H. Welch	President, Chief Executive Officer and Director (principal executive officer)	June 17, 2011

/s/ Kenneth H. Beer Kenneth H. Beer	Executive Vice President and Chief Financial Officer (principal financial officer)	June 17, 2011

/s/ J. Kent Pierret J. Kent Pierret	Senior Vice President, Chief Accounting Officer and Treasurer (principal accounting officer)	June 17, 2011

/s/ George R. Christmas George R. Christmas	Director	June 17, 2011

/s/ B.J. Duplantis B.J. Duplantis	Director	June 17, 2011

/s/ Peter D. Kinnear Peter D. Kinnear	Director	June 17, 2011

/s/ John P. Laborde John P. Laborde	Director	June 17, 2011

/s/ Richard A. Pattarozzi Richard A. Pattarozzi	Director	June 17, 2011

/s/ Donald E. Powell Donald E. Powell	Director	June 17, 2011

/s/ Kay G. Priestly Kay G. Priestly	Director	June 17, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement, Schedule 14A (File No. 001-12074) filed on April 8, 2009).

4.2	First amendment to Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement, Schedule 14A (File No. 001-12074) filed on March 30, 2011).

4.3	Indenture between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as trustee, dated December 15, 2004 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2004.)

4.4	First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank dated December 10, 2001 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 27, 2008 (File No. 001-12074)).

4.5	First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as trustee, dated December 15, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated August 27, 2008 (File No. 001-12074)).

4.6	Second Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.7	Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.8	First Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the shares being registered.

15.1*	Letter from Ernst & Young LLP dated June 17, 2011, regarding unaudited financial information.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included in the signature pages hereto).

*	Filed herewith.